As filed with the Securities and Exchange Commission on August 30, 1996
                                                Registration No. 333-__________
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         FURR'S/BISHOP'S, INCORPORATED
             (Exact name of registrant as specified in its charter)

               Delaware                         75-2350724
     (State or other jurisdiction    (I.R.S. Employer Identification No.)
  of incorporation or organization)

                              6901 Quaker Avenue,
                              Lubbock, Texas 79413
         (Address, including zip code, of principal executive offices)

             1995 Stock Option Plan of Furr's/Bishop's, Incorporated
                            (Full title of the Plan)

                                 Kevin E. Lewis
                  Chairman, President and Chief Executive Officer
                          FURR'S/BISHOP'S, INCORPORATED
                               6901 Quaker Avenue
                              Lubbock, Texas  79413
                                 (806) 792-7151
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPIES TO:
                              Kenneth L. Stewart, Esq.
                            Fulbright & Jaworski L.L.P.
                                 2200 Ross Avenue
                                    Suite 2800
                                Dallas, Texas  75201
                                  (214) 855-8000

                          CALCULATION OF REGISTRATION FEE
===============================================================================
Title of         Amount to be    Proposed Max-   Proposed Max-     Amount of
Securities       Registered (1)  imum Offering   imum Aggregate   Registration
to be                              Price Per        Offering           Fee
Registered                         Share (2)        Price (2)
- -------------------------------------------------------------------------------
Common Stock,      2,702,720         $ 1.00      $ 2,702,720        $ 931.97
par value $0.01    shares (3)
per share
===============================================================================
(1) Plus such additional indeterminable number of shares as may be acquired pursuant to the 1995 Stock Option Plan of Furr's/Bishop's, Incorporated
    (the "1995 Stock Option Plan") in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.
(2) Estimated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices for the Common Stock of Furr's/Bishop's, Incorporated on August 26, 1996, as reported on the New York Stock Exchange, within five business days prior to filing.
(3) Represents the number of shares of Common Stock that may be purchased upon exercise of options granted under Registrant's 1995 Stock Option Plan.

                             REGISTRATION STATEMENT
                                       ON
                                     FORM S-8

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          Item 3.   Incorporation of Documents by Reference.

                    Incorporated by reference in this Registration Statement are the following documents filed by Furr's/Bishop's, Incorporated ("Registrant") with the Securities and Exchange Commission (the "Commission"):

                    (a) Registrant's Registration Statement on Form S-1 (File No. 333-4576), filed pursuant to the Securities Act of 1933, as amended.

                    (b) Registrant's (i) annual report on Form 10-K for the period ended January 2, 1996, (ii) quarterly reports on Form 10-Q for each of the periods ended on April 2 and July 2, 1996 and (iii) current report on Form 8-K filed April 12, 1996, each filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

                    (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on November 28, 1995 as amended by Form 8A/A filed December 5, 1995.

                    All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Item 4.   Description of Securities.

                    Not applicable

          Item 5.   Interests of Named Experts and Counsel.

                    Not applicable

          Item 6.   Indemnification of Directors and Officers.

                    Registrant is a Delaware corporation. Section 102(b)(7) of the General Corporation Law of Delaware enables a Delaware corporation to provide in its certificate of incorporation, and Registrant has so provided in its Amended and Restated Certificate of Incorporation ("Certificate of Incorporation"), for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that a director's liability is not eliminated or limited: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders;
          (2) for acts or omissions not in good faith or which involve an intentional misconduct or a knowing violation of law; (3) under
          Section 174 of the General Corporation Law of Delaware (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (4) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

                    Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                    The By-laws of Registrant provide that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director or officer of Registrant or is or was serving at the request of Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No expenses will be paid in advance except, as authorized by the Board of Directors, to a director or office for expenses incurred while acting in his or her capacity as a director or officer, who has delivered an undertaking to the corporation to repay all amounts advanced if it should be later determined that such director or officer was not entitled to indemnification. The By-laws further provide that the above rights of indemnification are not exclusive of any other rights of indemnification that a director or officer may be entitled to from any other source.

                    Each current director has entered into an Indemnification Agreement dated as of January 2, 1996 by and between Registrant and such director pursuant to which Registrant will indemnify such director and hold such director harmless from any and all losses, expenses and fines to the fullest extent authorized, permitted or not prohibited (i) by the Delaware General Corporation Law or any other applicable law (including judicial, regulatory or administrative interpretations or readings thereof), the Certificate of Incorporation or By-laws as in effect on the date of execution of the agreement or other statutory provision authorizing such indemnification that is adopted after January 2, 1996. In the event that after the date of the agreements Registrant provides any greater right of indemnification, in any respect, to any other person serving as an officer or director of Registrant, then such greater right of indemnification shall inure to the benefit of the respective director and shall be deemed to be incorporated in the relevant agreement as a basis for indemnity, at each director's election, together with the indemnity expressly set forth therein.

                    Registrant has purchased a directors and officers insurance policy under which each director and certain officers of Registrant are insured against certain liabilities.

          Item 7.   Exemption from Registration Claimed.

                    Not applicable.

          Item 8.   Exhibits.

       Exhibit No.  Description
       -----------  -----------

          4.1 1995 Stock Option Plan of Furr's/Bishop's, Incorporated (incorporated by reference from Annex B of the Prospectus included in Registrant's Registration Statement on Form S-4, File No. 33-92236).

          4.2 Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference from Exhibit 3.1 of Registrant's Registration Statement on Form S-4, File No. 33-38978).

          4.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference from Annex D of the Prospectus included in Registrant's Registration Statement on Form S-4, File No. 33-92236).

          4.4 Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference from Registrant's Form 10-K for the fiscal year ended January 2, 1996).

          4.5 By-laws of Registrant (incorporated by reference from Exhibit 3.2 of Registrant's Registration Statement on Form S-4, File No. 33-38978).

          5.1       Opinion of Fulbright & Jaworski L.L.P.

         23.1       Consent of Deloitte & Touche L.L.P.

         23.2 Consent of Fulbright & Jaworski L.L.P. (included in their opinion filed as Exhibit 5.1).

         24.1 Power of Attorney (included on the signature page of this Registration Statement).

          Item 9.   Undertakings.

                    (a)  The undersigned Registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                               (i)    To include any prospectus required by
                               section 10(a)(3) of the Securities Act of 1933;

                               (ii) To reflect in the prospectus any facts or events arising after the effective dates of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                               (iii)  To include any material information
                               with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                    (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registration pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                    Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lubbock, Texas on this 27th day of August, 1996.

                                                  FURR'S/BISHOP'S, INCORPORATED



                                                    /s/ Kevin E. Lewis
                                                  -----------------------------
                                                  By:   Kevin E. Lewis
                                                  Chairman, President and Chief
                                                  Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes Kevin E. Lewis, with full power of substitution, to file one or more amendments, including post-effective amendments, to this Registration Statement, which amendments may make such changes as Kevin E. Lewis deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Kevin E. Lewis acting individually, with full power of substitution, as Attorney-in-Fact and agent to execute his name and on his behalf any such amendments to this Registration Statement.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                Title                                     Date


 /s/ Kevin E. Lewis                                    August 27, 1996
- -------------------------
Kevin E. Lewis           Chairman, President and
                         Chief Executive Officer



 /s/ Alton R. Smith                                    August 27, 1996
- -------------------------
Alton R. Smith           Principal Accounting
                         and Financial Officer

 /s/ E.W. Williams, Jr.                                August 30, 1996
- -------------------------
E.W. Williams, Jr.       Director



 /s/ Suzanne Hopgood                                   August 29, 1996
- -------------------------
Suzanne Hopgood          Director



 /s/ Kenneth F. Reimer                                 August 29, 1996
- -------------------------
Kenneth F. Reimer        Director



 /s/ Sanjay Varma                                      August 29, 1996
- -------------------------
Sanjay Varma             Director



 /s/ Russell A. Belinsky                               August 29, 1996
- -------------------------
Russell A. Belinsky      Director

                                 EXHIBIT INDEX

    Exhibit                            Description

      4.1 1995 Stock Option Plan of Furr's/Bishop's, Incorporated (incorporated by reference from Annex B of the Prospectus included in Registrant's Registration Statement on Form S-4, File No. 33-92236).

      4.2 Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference from Exhibit 3.1 of Registrant's Registration Statement on Form S-4, File No. 33-38978).

      4.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference from Annex D of the Prospectus included in Registrant's Registration Statement on Form S-4, File No. 33-92236).

      4.4 Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference from Registrant's Form 10-K for the fiscal year ended January 2, 1996).

      4.5 By-laws of Registrant (incorporated by reference from Exhibit 3.2 of Registrant's Registration Statement on Form S-4, File No. 33-38978).

      5.1          Opinion of Fulbright & Jaworski L.L.P.

     23.1          Consent of Deloitte & Touche L.L.P.

     23.2          Consent of Fulbright & Jaworski L.L.P.
                   (included in their opinion filed as Exhibit 5.1).

     24.1 Power of Attorney (included on the signature page of this Registration Statement).

EXHIBIT 5.1



                   OPINION OF FULBRIGHT & JAWORSKI L.L.P.


August 30, 1996

Furr's/Bishop's, Incorporated
6901 Quaker Ave
Lubbock, Texas  79413

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Furr's/Bishop's, Incorporated, a Delaware corporation (the "Company"), relating to 2,702,720 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), to be issued under the 1995 Stock Option Plan of Furr's/Bishop's, Incorporated (the "Plan").

As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Common Stock pursuant to the Plan and the shares of Common Stock being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Satement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.


                                          Very truly yours,

                                          /s/ Fulbright & Jaworski L.L.P.
                                          -------------------------------
                                          Fulbright & Jaworski L.L.P.

EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Furr's/Bishop's, Incorporated on Form S-8 of our report dated March 28, 1996, appearing in the Annual Report on Form 10-K of Furr's/Bishop's, Incorporated for the year ended January 2, 1996.


/s/ Deloitte & Touche L.L.P.
- ----------------------------
Deloitte & Touche L.L.P.
Dallas, Texas

August 28, 1996